Exhibit 99.2

Contact:	Darrell W. Crate
Affiliated Managers Group, Inc.
(617) 747-3300

David G. Kabiller
AQR Capital Management, LLC
(203) 742-3600

AMG Announces Investment in AQR Capital Management

Boston, MA, November 22, 2004 – Affiliated Managers Group, Inc. (NYSE: AMG), an asset management company, and AQR Capital Management (“AQR” or the “Company”), announced today that AMG has acquired an equity interest in AQR’s business.  AQR’s management team continues to hold the remaining equity in the Company, and consistent with AMG’s partnership approach, will retain operating autonomy to manage the business.

AQR is a leading quantitative investment management firm and hedge fund manager, with approximately $12 billion in assets under management, over $6.5 billion of which is in hedge fund products.  Based in Greenwich, Connecticut, AQR offers quantitatively managed hedge funds and long-only international equity products provided through collective investment vehicles and separate accounts for more than 500 institutional and high net worth clients.  The Company’s products seek absolute return objectives by employing all or a subset of its seventeen distinct investment strategies, while offering low correlation to traditional investment products and to one another, providing significant diversification and risk management.

AQR was founded in 1998 by a team of senior investment professionals led by Clifford S. Asness, David G. Kabiller, Robert J. Krail, and John M. Liew, and today includes a talented group of more than 70 employees, including 30 investment professionals.  Mr. Asness, Chief Executive Officer of AQR, formerly led Goldman Sachs Asset Management’s quantitative research group, and has worked closely with the three other founders of AQR for over 10 years.  AQR seeks to produce high risk-adjusted returns combined with preservation of capital through the application of multiple quantitative investment strategies based on a combination of value and momentum factors applied across a large variety of liquid asset classes.  Investment decisions are made and executed through integrated research, portfolio management and trading teams that utilize a proprietary model to dynamically measure portfolio risk and facilitate changes.  In

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addition, Mr. Asness and other senior members of AQR’s management are well-known for their published research in the field of investment theory and financial markets.

“We are very pleased to have invested in AQR, which is among the leaders in quantitative investing with a deep and talented management team,” said William J. Nutt, AMG’s Chairman and Chief Executive Officer.  “The Company’s disciplined application of AQR’s proprietary quantitative asset allocation and stock selection models has produced excellent results for its clients.  In addition, AQR’s management team has generated exceptional growth for the Company through investment performance and net client cash flows, with compound annual growth of approximately 57% in assets under management since inception in 1998.”

“AQR is among the largest and most highly regarded quantitative managers of both hedge fund and long-only products, with a broad and diverse set of products and an excellent long-term performance record,” stated Sean M. Healey, AMG’s President and Chief Operating Officer.  “Our partnership with AQR increases and diversifies AMG’s participation in the alternative market with an investment in a proven high quality quantitative and research-driven investment manager with a premier group of alternative investment products.  As important, we are impressed with AQR’s management and their commitment to research in financial markets and investment theory, as well as to continuing to build their business through superior investment performance and client service.  We believe that this investment, which combines AMG’s approach to providing operating autonomy for our new partners at AQR through a revenue sharing arrangement, with structured participation by AMG in AQR’s revenues from both management and incentive fees, is an attractive partnership model for alternative firms which seek to continue to grow and institutionalize their business over the long-term, while retaining the lion’s share of the firm’s economic upside.”

“We are very excited about our new relationship with AMG because it provides a degree of liquidity and diversification for AQR’s partners in a structure and with a partner in AMG which benefit our clients and our business,” stated Mr. Asness.  “We were attracted by AMG’s partnership approach, which provides for continued autonomy in managing AQR, as well as by their reputation as a supportive partner.  AQR’s management will continue to be strongly aligned with the interests of our clients, by retaining a majority of the equity of our business, and by investing a majority of the proceeds from the transaction in AQR products. We look forward to continuing to serve our clients by offering them the same high quality investment products and excellent client service we have since our inception.”

In addition to retaining a majority equity position, AQR’s four founding principals, Messrs. Asness, Kabiller, Krail, and Liew, have signed long-term employment agreements with the Company, and will invest a significant portion of the proceeds from the transaction in AQR products.  The Company’s management, investment philosophy and process will remain unchanged.  The terms of the transaction were not disclosed.

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  Pro forma for its investments in AQR and TimesSquare Capital Management, LLC, and its pending acquisition of the Fremont Funds, AMG’s affiliated investment management firms managed approximately $121 billion in assets at September 30, 2004.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to complete pending acquisitions, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2003.

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-240-5318 (domestic calls) or 1-303-275-2170 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay from approximately one hour after the conclusion of the call until 5:00 p.m. Eastern time on Monday, November 29, 2004.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11015971.  The live call and the replay may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.